Exhibit 10.19

Shire

AMENDMENT NO. 1 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 1, effective as of June 26, 2015 below (the “Effective Date”), is to that certain License Agreement, dated as of September 27, 2012, by and between SHIRE ORPHAN AND RARE DISEASE GMBH (successor in interest of Lumena Pharmaceuticals, Inc.), having a principal place of business at Zahlerweg 10, CH-6300 Zug, Swizterland (“Shire”) and SANOFI-AVENTIS DEUTSCHLAND GMBH, with a principal place of business at 65926 Frankfurt am Main, Germany (“Sanofi”) whereby Sanofi has granted to Shire an exclusive worldwide license under certain Sanofi’s intellectual property related to SAR-548304 in order for Shire to develop, manufacture and commercialize Licensed Products containing said SAR-548304 (the “Agreement”).

WHEREAS, Shire and Sanofi acknowledge that additional development work is needed to optimize the process for Manufacturing the Compound;

WHEREAS, Shire desires to have Sanofi do such development work and Sanofi agrees to perform the development work in accordance with the terms of the Agreement as amended herein; and

WHEREAS, the Parties desire to amend the Agreement as of the Effective Date;

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Sanofi and/or its Affiliates hereby agrees to perform additional development work to further optimize the process of manufacturing the Compound (the “Process Improvements”). Notwithstanding the intended payment by Shire or the Shire Affiliate to Sanofi for the Process Improvements, such Process Improvements shall be owned by Sanofi and shall be considered as Sanofi Manufacturing Know-How and Sanofi Technology subject to license under the Compound Manufacturing Option set forth in Section 2.2 of the Agreement. For the sake of clarity, the Process Improvements shall in no case be deemed as falling within the scope of “Develop or Development” as set forth in Article 1.8 of the Agreement. Further, the Parties agree that in the event that a Process Improvement is deemed patentable by Sanofi, Shire shall in no case refuse to, or otherwise prevent Sanofi from filing or submitting a patent application for such Process Improvement. Once and if patented, the list of the Sanofi Patents set forth in Exhibit 1.40 shall be updated accordingly to include such new Sanofi Patent.

2. Shire hereby agrees to amend Article 2.3 of the Agreement to provide that as of the Effective Date, the Compound Manufacturing Option may be exercised by Shire only after (i) the date upon which Shire or the relevant Shire Affiliate and Sanofi enter into the Commercial Supply Agreement (such agreement to be negotiated in good faith by the Parties at such time as is reasonable, and pursuant to the terms and conditions of the Agreement; or (ii) the date upon which Sanofi declines within a reasonable period of time to enter into the Commercial Supply Agreement with Shire or its Affiliates; or (iii) the date upon which the Parties execute a written document acknowledging their inability to reach an agreement on commercially reasonable terms for the Commercial Supply Agreement after good faith negotiation.

For the avoidance of doubt, notice to Shire or the Shire Affiliate of Sanofi’s decision under Section 2(ii) above shall be made in accordance with Article 12.3 of the Agreement.

3. The Parties agree to put in place such agreement(s) as may be necessary to initiate and complete the Process Improvements in accordance with these terms and the Agreement (e.g. without limitation, quotations and statement of works to be issued by Sanofi and then agreed on by Shire or the Shire Affiliate).

4. This Amendment N°1 shall enter into force and effect on the Effective Date. Except as modified herein, all other terms of the Agreement shall remain unchanged.

5. Each capitalized term used herein shall have the same meaning assigned to it in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

SHIRE ORPHAN AND RARE DISEASE GMBH	SANOFI-AVENTIS DEUTSCHLAND GMBH

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Director
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